UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 25, 2011

PrimeEnergy Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-7406	84-0637348
(Commission File Number)	(IRS Employer Identification No.)

One Landmark Square Stamford, CT	06901
(Address of Principal Executive Offices)	(Zip Code)

(203) 358-5700

(Registrant’s Telephone Number, Including Area Code)

NONE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of PrimeEnergy Corporation (the “Company”) was held May 25, 2011. The only matter submitted to a vote of the stockholders was the election of Directors of the Company. Proxies were solicited pursuant to Regulation 14 under the Securities Exchange Act of 1934. There were 2,759,555 shares of the Company outstanding and entitled to vote at the meeting. There were 2,018,309 shares of the Company present in person or by proxy at the meeting.

Seven persons were nominated by management for election as Directors of the Company, each for a term of one year. All of such persons were currently serving as Directors of the Company. There were no other persons serving as Directors and there was no Director whose term of office continued after the meeting. There were no other nominees and there was no solicitation in opposition to management’s nominees and all of such nominees were elected. The names of each Director elected at the meeting and the number of shares voted for or withheld for each nominee, is as follows. There were no abstentions and 493,329 broker non-votes.

Name	For	Withheld
Beverly A. Cummings	1,927,913	90,396
Charles E. Drimal, Jr.	1,927,956	90,353
Matthias Eckenstein	1,916,943	101,366
H. Gifford Fong	2,013,769	4,540
Thomas S. T. Gimbel	1,970,604	47,705
Clint Hurt	1,970,509	47,800
Jan K. Smeets	1,929,909	88,400

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PrimeEnergy Corporation

Date: May 27, 2011	By:	/S/ BEVERLY A. CUMMINGS
Beverly A. Cummings Executive Vice President

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